UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Tandem Diabetes Care, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ADJOURNMENT OF ANNUAL MEETING OF STOCKHOLDERS

May 22, 2019

 Dear Stockholders:

You were recently provided access to proxy materials relating to certain proposals to be voted on by the stockholders of Tandem Diabetes Care, Inc., or the Company, at the Company’s 2019 Annual Meeting of Stockholders, or the Annual Meeting, which was originally scheduled to be held on May 22, 2019. This important notice is to inform you that the Annual Meeting has been adjourned to a later date.

The Chairman of the Annual Meeting elected to adjourn the Annual Meeting primarily because, following a review of the vote tabulation report from the Company’s registrar and transfer agent immediately prior to the Annual Meeting, it was apparent that there would be a significant number of “broker non-votes” with respect to certain proposals.  Pursuant to applicable law, these broker non-votes are not permitted to be counted in determining the outcome of certain proposals to be considered and voted upon at the Annual Meeting, including a number of important governance proposals.  The Chairman adjourned the Annual Meeting to provide our stockholders additional time to vote on these proposals (thereby reducing the number of broker non-votes), as we believe it is important to ensure our stockholders have appropriate opportunities to participate in key governance decisions impacting the Company and our stockholders.

The adjourned Annual Meeting will be held on a date that is not more than 30 days from the original date of the Annual Meeting.  Accordingly, the record date for the Annual Meeting will continue to be March 28, 2019, meaning all of our stockholders of record as of that date are entitled to attend and vote at the adjourned Annual Meeting.

The date and time of the adjourned Annual Meeting will be provided supplementally to our stockholders through an additional soliciting material filing with the Securities and Exchange Commission, or the SEC.

The adjourned Annual Meeting will be held at our principal corporate office, located at 11075 Roselle Street, San Diego, California 92121.

For the reasons set forth in the definitive proxy statement relating to the Annual Meeting, which was filed with the SEC on April 11, 2019, or the Proxy Statement, our board of directors recommends that you vote:

•	FOR the election of each of the director nominees named in Proposal 1;
•	FOR the ratification of the appointment of our independent registered public accounting firm, as provided in Proposal 2;
•	FOR the amendments to our Amended and Restated 2013 Stock Incentive Plan, as provided in Proposal 3;
•	FOR the advisory approval of the compensation of our named executive officers, as provided in Proposal 4; and
•

for a frequency of every ONE YEAR with respect to the advisory approval of the frequency of future stockholder advisory votes to approve the compensation of our named executive officers, as provided in Proposal 5.

This notice should be read in conjunction with the Proxy Statement, as well as with any additional soliciting material we may file with the SEC, which we encourage you to read carefully and in its entirety before making a voting decision. To the extent that information in this notice differs from or updates information contained in the Proxy Statement, the information contained herein supersedes the information contained in the Proxy Statement.

Sincerely,

John F. Sheridan
President and Chief Executive Officer

San Diego, California